Exhibit 10.1

BOARD MEMBER AGREEMENT

BETWEEN

XUN ENERGY, INC.

AND

PETER M. MATOUSEK

AS

DIRECTOR

Contract No.  S20150601

THIS AGREEMENT, effective as of June 1, 2015 is entered into between XUN ENERGY, INC. (XUN), a Nevada corporation and Peter M. Matousek (MATOUSEK).

1.

SERVICES TO BE PERFORMED: MATOUSEK shall perform the Duties and additional tasks as outlined in Attachment A, Scope of Services, attached hereto and made a part of this agreement.

2.

TERM OF THE AGREEMENT:  The term of the Agreement shall commence on June 1, 2015 and continue in effect through May 31, 2016.

3.

COMPENSATION:  In consideration for services provided, XUN shall pay MATOUSEK 5,000 shares per month in stock of XUN.  The stock will be valued based on the average of the 5 trading day close price prior to each month end.  This amount includes all costs related to the engagement except 3rd party or travel expenses.

The terms and conditions of this Agreement will be renegotiated upon the successful consummation of a business combination through (i) the acquisition of, or merger or consolidation with, a company that has substantial additional capital and or operating revenues; or (ii) the Company is able to finance operating expenses with additional debt or through equity financing of not less than $5,000,000.

XUN shall reimburse MATOUSEK for the preapproved cost of airfare, travel expenses and disbursements made on behalf of XUN.

4.

AUTHORIZED REPRESENTATIVES AND NOTICES: XUN and MATOUSEK shall each designate, in writing, an Authorized Representative who has authority to make changes to the scope, terms and conditions of this Agreement.

4.1

For XUN:

Jerry G. Mikolajczyk, President and CEO

12759 NE Whitaker Way, #C453,

Portland, Oregon, 97230

Phone:  (775) - 200-0505

Fax: (321) 238-0141

Email: jerrygmik@aol.com

CONTRACT NO: S20150601

4.2

For MATOUSEK:

PETER M. MATOUSEK

12759 NE Whitaker Way, #C453,

Portland, Oregon, 97230

Phone:  (503)847-1802

Fax: (321)-238-0141Email: novakcapital@hotmail.com

4.3

Notices, requests, demands and other communications to any party or given provided under this Agreement shall be in writing and delivered personally, by overnight delivery or courier, by registered mail, email or by telecopier (with confirmation received) to the parties at the address, email address or telecopy number specified for such parties above (or at such other address or telecopy number as may be specified by a party in writing given at least five business days prior thereto).  All notices, requests, demands and other communications will be deemed delivered when actually received.

5.

INDEMNIFICATION AND INSURANCE: XUN shall indemnify, hold harmless, and defend MATOUSEK from and against any and all loss, cost, expense, damage, liability or claim thereof, including court costs and attorneys’ fees, occasioned by or in any way whatsoever arising out of the performance or nonperformance of the work/services, by MATOUSEK, its agents and non-assigned employees unless the act or omission is shown to have been in bad faith or is the result of gross negligence.

6.

GENERAL PROVISIONS

6.1

ENTIRE AGREEMENT:  This Agreement constitutes the entire agreement between XUN and MATOUSEK relating to the subject matter hereof and supersedes any previous agreements or understandings, oral or written.

6.2

INDEPENDENT CONTRACTOR: The services provided by MATOUSEK, including his employees/consultants is that of an independent contractor and not an employee of XUN.

6.3

ASSIGNMENT AND SUBCONTRACTS:  MATOUSEK or XUN shall not assign, transfer, or subcontract this Agreement or any portion thereof, and any assignment, transfer, change or subcontract in violation of this Agreement shall be void without written approval by both parties.

6.4

NONDISCRIMINATION AND AFFIRMATIVE ACTION:  During performance of this Agreement MATOUSEK, his employees, agents and subcontractors shall not unlawfully discriminate against any employee or applicant for employment because of race, religion, color, national origin, ancestry, physical disability, medical condition, marital status, age or sex, and shall take affirmative action to assure that applicants are lawfully employed, and the employees are lawfully treated during their employment, without regard to their race, religion, color, national origin, ancestry, physical disability, mental condition, marital status, age or sex.

6.5

TERMINATION AND SUSPENSION:  Either Party may, upon giving the other party a 30 calendar day notice, terminate this Agreement by giving written notice specifying

CONTRACT NO: S20150601

the effective date and scope of such termination.  MATOUSEK shall be entitled to receive payment for work/services provided by MATOUSEK prior to termination of the Agreement as reflected in monthly timecards.

The Company shall have the right to terminate this Agreement at any time for Cause, which termination shall be effective immediately.  Termination for "Cause" shall include termination for:

(i)

material breach of this Agreement by Matousek;

(ii)

intentional nonperformance or misperformance of such duties, or refusal to abide by or comply with the reasonable directives, or the Companies policies and procedures;

(iii)

Matousek’s gross negligence in the performance of his material duties under this Agreement;

(iv)

Matousek’s willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company, that in the reasonable judgment of the President and/or the Board of Directors materially and adversely affects the Company;

(v)

Matousek’s conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude.

(vi)

the commission of any act in direct or indirect competition with or materially detrimental to the best interests of the Company that is in breach of Matousek’s duties of care, loyalty and good faith to the Company.

(vii)

Matousek's failure to observe the customary SEC requirements regarding reporting of Company stock ownership, avoiding insider trading and short-swing transactions, and such other requirements as directors of public companies as may apply now and in the future.

Cause will not, however, include any actions or circumstances constituting Cause under (i) or (ii) above if Matousek cures such actions or circumstances within 30 days of receipt of written notice from the Company setting forth the actions or circumstances constituting Cause.  In the event this Agreement is terminated for Cause, Matousek shall thereafter have no right to receive compensation or other benefits under this Agreement.

6.6

SEVERABILITY:  If any of the provisions or portions or applications thereof of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, XUN and MATOUSEK shall negotiate an equitable adjustment in the provisions of the Agreement with a view toward effecting the purpose of this Agreement, and the validity and enforceability of the remaining provisions or portions or applications thereof shall not be affected thereby.

6.7

AMENDMENT:  Except as expressly provided herein, the provisions of this Agreement shall not be altered, modified or amended except through the execution of a written amendment executed by XUN and MATOUSEK.

6.8

STOCK RESTRUCTURE: In the event of a stock restructure, forward split or reverse split, the amount of shares issued for remuneration in Section 3 will survive the forward split or reverse split.

6.9

COUNTERPARTS:  This Agreement may be executed simultaneously in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed will be deemed an original, but all of which taken together will constitute one and the same instrument.

CONTRACT NO: S20150601

6.10

WAIVER OF JURY TRIAL:  EACH OF THE COMPANY AND MATOUSEK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LAWSUIT, PROCEEDING OR ACTION TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR TO BE DELIVERED IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY LAWSUIT, PROCEEDING OR ACTION WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

6.11

GOVERNING LAW, CHOICE OF FORUM:  This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that state, without reference to conflicts of laws provisions.  Each of the Company and Matousek irrevocably and unconditionally submits to and accepts the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or (if such court is not available) the courts of the State of New York located in the County of New York, for any action, suit, or proceeding arising out of or based upon this Agreement or any matter relating to this Agreement, and waives any objection that it may have to the laying of venue in any such court or that such court is an inconvenient forum or does not have personal jurisdiction over it.

XUN ENERGY, INC.

                          PETER M. MATOUSEK

By: /s/ Jerry G. Mikolajczyk

/s/ Peter M. Matousek

Jerry G. Mikolajczyk

                        PETER M. MATOUSEK

Date: June 5, 2015

            Date: June 5, 2015

CONTRACT NO: S20150601

ATTACHMENT A

Scope of Services

Contract S20150601

Responsibilities:

Typical duties include

•

Governing the organization by establishing broad policies and objectives;

•

Selecting, appointing, supporting and reviewing the performance of the chief executive;

•

Approving annual budgets;

•

Accounting to the stakeholders for the organization's performance.

•

Keeps the organization’s mission, values, and vision out front.

•

Long range planning for the organization.

•

Maintains accountability to funders and investors.

•

Review and approves the annual budget, major program plans, and organizational policies.

•

Evaluates the organizational effectiveness.

•

Hires and evaluates the executive director.

•

Represents public need and interest within the organization.

•

Represents the organization to the public.

Specific Duties:

•

Complete acquisition of target companies

•

Assist with completing Board Policies and Procedures including Committee Policies and procedures

•

Assist on Board member selection

•

Other Board duties as required

Responsibilities of Individual Directors:

•

Participate actively in meetings and decision making.

•

Asks questions!

•

Be well informed about what the organization does and how it does it, and about the environment in which the company operates.

•

Promote the organization’s purpose and programs in the community.

•

Give to the organization.

CONTRACT NO: S20150601